Sprout Social Announces Fourth Quarter 2021 Financial Results Above Guidance Range
2021 ARR growth of 42% year-over-year
Fourth quarter total revenue of $53.3 Million, up 43% year-over-year

CHICAGO, February 22, 2022 – Sprout Social, Inc. (“Sprout Social”, the “Company”) (Nasdaq: SPT), an industry-leading provider of cloud-based social media management software, today announced financial results for its fourth quarter ended December 31, 2021.
“We put emphatic finishing touches on a fantastic year for Sprout, as social remains mission critical to successful outcomes in the next evolution of business,” said Justyn Howard, Sprout Social’s CEO and co-founder. “We set multiple new high water marks and have strong momentum in our business, as companies of all sizes harness the power of social. We’re making aggressive investments to solidify our market leadership, which we believe positions Sprout to deliver durable growth.”
“We’re incredibly proud of our team for further raising the bar on our own performance.”

Fourth Quarter 2021 Financial Highlights

Revenue

•Revenue was $53.3 million, up 43% compared to the fourth quarter of 2020.
•ARR was $224.2 million, up 42% compared to the fourth quarter of 2020.
Operating Loss

•GAAP operating loss was ($9.7) million, compared to ($5.8) million in the fourth quarter of 2020.
•Non-GAAP operating loss was ($2.6) million, compared to a Non-GAAP operating loss of ($3.3) million in the fourth quarter of 2020.

Net Loss

•GAAP net loss was ($9.9) million, compared to ($5.9) million in the fourth quarter of 2020.
•Non-GAAP net loss was ($2.7) million, compared to a Non-GAAP net loss of ($3.4) million in the fourth quarter of 2020.
•GAAP net loss per share was ($0.18) based on 54.1 million weighted-average shares of common stock outstanding, compared to ($0.11) based on 53.1 million weighted-average shares of common stock outstanding in the fourth quarter of 2020.
•Non-GAAP net loss per share was ($0.05) based on 54.1 million weighted-average shares of common stock outstanding, compared to Non-GAAP net loss per share of ($0.06) based on 53.1 million weighted-average shares of common stock outstanding in the fourth quarter of 2020.

Cash

•Cash and equivalents and marketable securities totaled $176.9 million as of December 31, 2021, up from $175.0 million as of September 30, 2021.
•Net cash generated by operating activities was $2.5 million, compared to net cash used by operating activities of ($0.2) million in the fourth quarter of 2020.
•Free cash flow was $2.2 million, compared to ($2.0) million in the fourth quarter of 2020.

See “Customer Metrics” and “Use of Non-GAAP Financial Measures” below for how Sprout Social defines ARR, Non-GAAP operating loss, Non-GAAP net loss, Non-GAAP net loss per share and free cash flow and the financial tables that accompany this release for reconciliations of these measures to their closest comparable GAAP measures.

Fiscal Year 2021 Financial Highlights

Revenue

•Total revenue was $187.9 million, up 41% compared to fiscal 2020.

Operating Loss

•GAAP operating loss was ($28.1) million, compared to ($32.0) million in fiscal 2020.
•Non-GAAP operating loss was ($6.4) million, compared to ($20.9) million in fiscal 2020.

Customer Metrics
•Grew number of customers to 31,762 as of December 31, 2021, up 19% compared to December 31, 2020.
•Grew number of customers contributing over $10,000 in ARR to 4,917 customers as of December 31, 2021, up 56% compared to December 31, 2020.
•Grew number of customers contributing over $50,000 in ARR to 610 customers as of December 31, 2021, up 91% compared to December 31, 2020.
•Dollar-based net retention rate was 112% in 2021, compared with 110% in 2020.
•Dollar-based net retention rate excluding small-and-medium-sized business (SMB) customers was 118% in 2021, compared with 117% in 2020.

Recent Customer Highlights
•During the fourth quarter, we had the opportunity to help new customers like Square, Johnson & Johnson Medical Devices, Illumina, Marsh McLennan Agency, Archer-Daniels-Midland, The Container Store, and Rackspace.
•We executed growth deals with great brands and organizations like Omnicom Media Group, Red Hat, Agrium, YMCA of the USA, United Nations OCHA and Gibson.

Recent Business Highlights

Sprout Social recently:
•Updated and enhanced ESG reporting.
•Was recognized as one of Glassdoor’s Best Places to Work in 2022
•Ranked #3 on Battery Venture’s 25 Highest Rates Public Cloud Computing Companies to Work For
•Was named a Best Workplace for Parents by Great Place to Work
•Enhanced review management capabilities with Yelp integration
•Enhanced social commerce capabilities with WooCommerce integration

First Quarter and 2022 Financial Outlook
For the first quarter of 2022, the Company currently expects:
•Total revenue between $56.1 and $56.2 million, or growth of 38% year-over-year.
•Non-GAAP operating loss between ($2.2) million and ($1.8) million.
•Non-GAAP net loss per share of between ($0.05) and ($0.04) based on approximately 54.2 million weighted-average shares of common stock outstanding.
“We are pleased to deliver another efficient quarter,” said Joe Del Preto, CFO. “Behind the rapid growth in our market and the increasingly strategic importance of social, we have ambitious R&D goals and are continuing to invest in go to market efforts across all of our served market segments. We believe the combination of our attractive unit economics and growth investments position us strongly to deliver against our multi-year financial framework.”
For the full year 2022, the Company currently expects:
•Total revenue between $249 to $250 million, or growth of 33% year-over-year.
•Non-GAAP operating loss between ($7.4) and ($6.0) million.
•This range implies roughly 40bps to 100bps of year-over-year operating margin improvement.
•Non-GAAP net loss per share of between ($0.14) and ($0.13) based on approximately 54.5 million weighted-average shares of common stock outstanding.
The Company’s first quarter and 2022 financial outlook is based on a number of assumptions that are subject to change and many of which are outside the Company’s control, including the impact of the ongoing COVID-19 pandemic on our financial performance and customer demand. If actual results vary from these assumptions, the Company’s expectations may change. There can be no assurance that the Company will achieve these results.

The Company does not provide guidance for operating loss, the most directly comparable GAAP measure to non-GAAP operating loss, or net loss per share, the most directly comparable GAAP measure to non-GAAP net loss per share, and similarly cannot provide a reconciliation between its forecasted non-GAAP operating loss and non-GAAP net loss per share and these comparable GAAP measures without unreasonable effort due to the unavailability of reliable estimates for certain items. These items are not within the Company’s control and may vary greatly between periods and could significantly impact future financial results.

Conference Call Information
The financial results and business highlights will be discussed on a conference call and webcast scheduled at 4:00 p.m. Central Time (5:00 p.m. Eastern Time) today, February 22, 2022. Online registration for this event conference call can be found at https://conferencingportals.com/event/WCLZyewU. The live webcast of the conference call can be accessed from Sprout Social’s investor relations website at http://investors.sproutsocial.com.
Following completion of the events, a webcast replay will also be available at http://investors.sproutsocial.com for 12 months.
About Sprout Social
Sprout Social offers deep social media listening and analytics, social management, customer care, commerce and advocacy solutions to more than 31,000 brands and agencies worldwide. Sprout’s unified platform integrates the power of social throughout every aspect of a business and enables social leaders at every level to extract valuable data and insights that drive their business forward. Headquartered in Chicago, Sprout operates across major social media networks, including Twitter, Facebook, Instagram, Pinterest, YouTube and LinkedIn.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In some cases, you can identify forward-looking statements by terms such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “outlook,” “long-term model,” “may,” “might,” “plan,” “project,” “will,” “would,” “should,” “could,” “can,” “predict,” “potential,” “strategy, “target,” “explore,” “continue,” or the negative of these terms, and similar expressions intended to identify forward-looking statements. However, not all forward-looking statements contain these identifying words. These statements may relate to the impact on our business and the businesses of our prospective and existing customers of the COVID-19 pandemic, our market size and growth strategy, our estimated and projected costs, margins, revenue, expenditures and customer and financial growth rates, our Q1 and 2022 financial outlook, our plans and objectives for future operations, growth, initiatives or strategies. By their nature, these statements are subject to numerous uncertainties and risks, including factors beyond our control, that could cause actual results, performance or achievement to differ materially and adversely from those anticipated or implied in the forward-looking statements. These assumptions, uncertainties and risks include that, among others: our rapid growth and limited history with key features of our platform makes it difficult to evaluate our prospects and future operating results; we may not be able to sustain our revenue and customer growth rate in the future; our business would be harmed by any significant interruptions, delays or outages in services from our platform, our API providers, or certain social media platforms; if we are unable to attract potential customers through unpaid channels, convert this traffic to free trials or convert free trials to paid subscriptions, our business and results of operations may be adversely affected; the effects and duration of the ongoing COVID-19 pandemic are unpredictable and may materially affect our customers and how we operate our business, and the duration and extent to which the pandemic continues to threaten our future results of operations; any cybersecurity-related attack, significant data breach or disruption of the information technology systems or networks on which we rely could negatively affect our business; and changing regulations relating to privacy, information security and data protection could increase our costs, affect or limit how we collect and use personal information and harm our brand. Additional risks and uncertainties that could cause actual outcomes and results to differ materially from those contemplated by the forward-looking statements are included under the caption “Risk Factors” and elsewhere in our filings with the Securities and Exchange Commission (the “SEC”), including our Annual Report on Form 10-K for the year ended December 31, 2020 filed with the SEC on February 24, 2021 and our Annual Report on Form 10-K for the year ended December 31, 2021 to be filed with the SEC, as well as any other future quarterly and current reports that we file with the SEC. Moreover, you should interpret many of the risks identified in those reports as being heightened as a result of the ongoing and numerous adverse impacts of the COVID-19 pandemic. Forward-looking statements speak only as of the date the statements are made and are based on information available to Sprout Social at the time those statements are made and/or management's good faith belief as of that time with respect to future events. Sprout Social assumes no obligation to update forward-looking statements to reflect events or circumstances after the date they were made, except as required by law.

Use of Non-GAAP Financial Measures

We have provided in this press release certain financial information that has not been prepared in accordance with generally accepted accounting principles in the United States (“GAAP”). Our management uses these non-GAAP financial measures internally in analyzing our financial results and believes that use of these non-GAAP financial measures is useful to investors as an additional tool to evaluate ongoing operating results and trends and in comparing our financial results with other companies in our industry, many of which present similar non-GAAP financial measures. Non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable financial measures prepared in accordance with GAAP and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. A reconciliation of our historical non-GAAP financial measures to the most directly comparable GAAP measures has been provided in the financial statement tables included in this press release, and investors are encouraged to review these reconciliations.

Non-GAAP gross profit. We define non-GAAP gross profit as GAAP gross profit, excluding stock-based compensation expense. We believe non-GAAP gross profit provides our management and investors consistency and comparability with our past financial performance and facilitates period-to-period comparisons of operations, as it eliminates the effect of stock-based compensation, which is often unrelated to overall operating performance.

Non-GAAP operating loss. We define non-GAAP operating loss as GAAP loss from operations, excluding stock-based compensation expense. We believe non-GAAP operating loss provides our management and investors consistency and comparability with our past financial performance and facilitates period-to-period comparisons of operations, as it eliminates the effect of stock-based compensation, which is often unrelated to overall operating performance.
Non-GAAP net loss. We define non-GAAP net loss as GAAP net loss and comprehensive loss, excluding stock-based compensation expense. We believe non-GAAP net loss provides our management and investors consistency and comparability with our past financial performance and facilitates period-to-period comparisons of operations, as this non-GAAP financial measure eliminates the effect of stock-based compensation, which is often unrelated to overall operating performance.
Non-GAAP net loss per share. We define non-GAAP net loss per share as GAAP net loss per share attributable to common shareholders, basic and diluted, excluding stock-based compensation expense. We believe non-GAAP net loss per share provides our management and investors consistency and comparability with our past financial performance and facilitates period-to-period comparisons of operations, as this non-GAAP financial measure eliminates the effect of stock-based compensation, which is often unrelated to overall operating performance.
Free cash flow. We define free cash flow as net cash provided by (used in) operating activities less purchases of property and equipment. Free cash flow does not reflect our future contractual obligations or represent the total increase or decrease in our cash balance for a given period. We believe free cash flow is a useful indicator of liquidity that provides information to management and investors about the amount of cash used in our core operations that, after purchases of property and equipment, is not available for strategic initiatives.

Free cash flow margin. We define free cash flow margin as free cash flow as a percentage of revenue.
Customer Metrics

Annual recurring revenue (“ARR”). We define ARR as the annualized revenue run-rate of subscription agreements from all customers as of the last date of the specified period. We believe ARR is an indicator of the scale of our entire platform while mitigating fluctuations due to seasonality and contract term.

Number of customers. We define a customer as a unique account, multiple accounts containing a common non-personal email domain or multiple accounts governed by a single agreement. We believe that the number of customers using our platform is an indicator not only of our market penetration, but also of our potential for future growth as our customers often expand their adoption of our platform over time based on an increased awareness of the value of our platform and products.
Number of customers contributing more than $10,000 in ARR. We define number of customers contributing more than $10,000 in ARR as those on a paid subscription plan that had more than $10,000 in ARR as of a period end. We view the number of customers that contribute more than $10,000 in ARR as a measure of our ability to scale with our customers and attract larger organizations. We believe this represents potential for future growth, including expanding within our current customer base.

Number of customers contributing more than $50,000 in ARR. We define number of customers contributing more than $50,000 in ARR as those on a paid subscription plan that had more than $50,000 in ARR as of a period end. We view the number of customers that contribute more than $50,000 in ARR as a measure of our ability to scale with our largest customers and attract more sophisticated organizations. We believe this represents potential for future growth, including expanding within our current customer base. Over time, our largest customers have constituted a greater share of our revenue.

Dollar-based net retention rate. We calculate dollar-based net retention rate by dividing the ARR from our customers as of December 31st in the reported year by the ARR from those same customers as of December 31st in the previous year. This calculation is net of upsells, contraction, cancellation or expansion during the period but excludes ARR from new customers. We use dollar-based net retention to evaluate the long-term value of our customer relationships, because we believe this metric reflects our ability to retain and expand subscription revenue generated from our existing customers.

Dollar-based net retention rate excluding SMB customers. We calculate dollar-based net retention rate excluding SMB customers by dividing the ARR from all customers excluding ARR from customers that we have identified or that self-identified as having less than 50 employees as of December 31st in the reported year by the ARR from those same customers as of December 31st of the previous year. This calculation is net of upsells, contraction, cancellation or expansion during the period but excludes ARR from new customers. We used dollar-based net retention excluding SMB customers to evaluate the long-term value of our larger customer relationships, because we believe this metric reflects our ability to retain and expand subscription revenue generated from our existing customers.
Availability of Information on Sprout Social’s Website and Social Media Profiles
Investors and others should note that Sprout Social routinely announces material information to investors and the marketplace using SEC filings, press releases, public conference calls, webcasts and the Sprout Social Investors website. We also intend to use the social media profiles listed below as a means of disclosing information about us to our customers, investors and the public. While not all of the information that the Company posts to the Sprout Social Investors website or to social media profiles is of a material nature, some information could be deemed to be material. Accordingly, the Company encourages investors, the media, and others interested in Sprout Social to review the information that it shares at the Investors link located at the bottom of the page on www.sproutsocial.com and to regularly follow our social media profiles. Users may automatically receive email alerts and other information about Sprout Social when enrolling an email address by visiting "Email Alerts" in the "Shareholder Services" section of Sprout Social's Investor website at https://investors.sproutsocial.com/.

Social Media Profiles:
www.twitter.com/SproutSocial
www.twitter.com/SproutSocialIR
www.facebook.com/SproutSocialInc
www.linkedin.com/company/sprout-social-inc-/
www.instagram.com/sproutsocial

Contact

Media:
Kaitlyn Gronek
Email: pr@sproutsocial.com
Phone: (773) 904-9674

Investors:
Jason Rechel
Twitter: @SproutSocialIR
Email: jason.rechel@sproutsocial.com
Phone: (312) 528-9166

Sprout Social, Inc.
Consolidated Statements of Operations and Comprehensive Loss (Unaudited)
(in thousands, except share and per share data)

	Three Months Ended December 31,
	2021	2020
Revenue
Subscription	$ 52,621	$ 36,915
Professional services and other	644	431
Total revenue	53,265	37,346
Cost of revenue(1)
Subscription	13,068	9,344
Professional services and other	222	271
Total cost of revenue	13,290	9,615
Gross profit	39,975	27,731
Operating expenses
Research and development(1)	12,218	7,805
Sales and marketing(1)	24,824	16,285
General and administrative(1)	12,653	9,436
Total operating expenses	49,695	33,526
Loss from operations	(9,720)	(5,795)
Interest expense	(73)	(81)
Interest income	69	54
Other (expense) income, net	(101)	1
Loss before income taxes	(9,825)	(5,821)
Income tax expense	75	55
Net loss and comprehensive loss	$ (9,900)	$ (5,876)
Net loss per share attributable to common shareholders, basic and diluted	$ (0.18)	$ (0.11)
Weighted-average shares outstanding used to compute net loss per share, basic and diluted	54,071,429	53,145,198

(1) Includes stock-based compensation expense as follows:

	Three Months Ended December 31,
	2021	2020
Cost of revenue	$ 364	$ 132
Research and development	1,318	492
Sales and marketing	3,843	631
General and administrative	1,626	1,261
Total stock-based compensation expense	$ 7,151	$ 2,516

Sprout Social, Inc.
Consolidated Statements of Operations and Comprehensive Loss (Unaudited)
(in thousands, except share and per share data)

	Twelve Months Ended December 31,
	2021	2020
Revenue
Subscription	$ 185,726	$ 131,804
Professional services and other	2,133	1,145
Total revenue	187,859	132,949
Cost of revenue(1)
Subscription	45,791	34,196
Professional services and other	997	721
Total cost of revenue	46,788	34,917
Gross profit	141,071	98,032
Operating expenses
Research and development(1)	40,049	30,491
Sales and marketing(1)	84,182	59,137
General and administrative(1)	44,929	40,406
Total operating expenses	169,160	130,034
Loss from operations	(28,089)	(32,002)
Interest expense	(300)	(366)
Interest income	259	617
Other (expense) income, net	(361)	223
Loss before income taxes	(28,491)	(31,528)
Income tax expense	211	127
Net loss and comprehensive loss	$ (28,702)	$ (31,655)
Net loss per share attributable to common shareholders, basic and diluted	$ (0.53)	$ (0.62)
Weighted-average shares outstanding used to compute net loss per share, basic and diluted	53,768,301	51,368,737

(1) Includes stock-based compensation expense as follows:

	Twelve Months Ended December 31,
	2021	2020
Cost of revenue	$ 1,062	$ 749
Research and development	4,039	1,935
Sales and marketing	10,636	2,464
General and administrative	5,993	5,931
Total stock-based compensation expense	$ 21,730	$ 11,079

Sprout Social, Inc.
Consolidated Balance Sheets (Unaudited)
(in thousands, except share and per share data)

	December 31, 2021	December 31, 2020
Assets
Current assets
Cash and cash equivalents	$ 107,114	$ 114,515
Marketable securities	69,821	49,364
Accounts receivable, net of allowances of $1,298 and $1,428 at December 31, 2021 and December 31, 2020, respectively	25,483	17,178
Deferred Commissions	13,915	8,622
Prepaid expenses and other assets	6,199	9,651
Total current assets	222,532	199,330
Property and equipment, net	12,854	14,925
Deferred commissions, net of current portion	14,402	8,757
Operating lease, right-of-use asset	9,459	10,132
Goodwill	2,299	2,299
Intangible assets, net	3,045	4,088
Other assets, net	126	138
Total assets	$ 264,717	$ 239,669
Liabilities and Stockholders' Equity
Current liabilities
Accounts payable	$ 2,888	$ 1,543
Deferred revenue	69,220	43,407
Operating lease liability	2,693	2,155
Accrued wages and payroll related benefits	12,556	9,885
Accrued expenses and other	11,072	6,587
Total current liabilities	98,429	63,577
Deferred revenue, net of current portion	132	355
Operating lease liability, net of current portion	20,946	23,638
Total liabilities	119,507	87,570

Stockholders' equity

Class A common stock, par value $0.0001 per share; 1,000,000,000 shares authorized; 48,663,781 and 45,844,325 shares issued and outstanding, respectively, at December 31, 2021; 46,698,354 and 43,898,850 shares issued and outstanding, respectively, at December 31, 2020	4	4
Class B common stock, par value $0.0001 per share; 25,000,000 shares authorized; 8,516,390 and 8,309,446 shares issued and outstanding, respectively, at December 31, 2021; 9,574,566 and 9,367,622 shares issued and outstanding, respectively, at December 31, 2020	1	1
Additional paid-in capital	351,774	328,343
Treasury stock, at cost	(30,824)	(29,206)
Accumulated deficit	(175,745)	(147,043)
Total stockholders’ equity	145,210	152,099
Total liabilities and stockholders’ equity	$ 264,717	$ 239,669

Sprout Social, Inc.
Consolidated Statements of Cash Flows (Unaudited)
(in thousands)

	Three Months Ended December 31,
	2021	2020
Cash flows from operating activities
Net loss	$ (9,900)	$ (5,876)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities
Depreciation of property and equipment	761	718
Amortization of line of credit issuance costs	44	44
Amortization of premium on marketable securities	234	195
Amortization of acquired intangible assets	261	324
Amortization of deferred commissions	3,555	2,290
Amortization of right-of-use operating lease asset	170	142
Stock-based compensation expense	7,152	2,516
Provision for accounts receivable allowances	473	123
Changes in operating assets and liabilities
Accounts receivable	(9,915)	(2,893)
Prepaid expenses and other current assets	955	(5,076)
Deferred commissions	(8,125)	(5,014)
Accounts payable and accrued expenses	4,088	5,922
Deferred revenue	13,358	6,266
Lease liabilities	(634)	145
Net cash provided by (used in) operating activities	2,477	(174)
Cash flows from investing activities
Purchases of property and equipment	(264)	(1,799)
Purchases of marketable securities	(30,028)	(3,421)
Proceeds from maturity of marketable securities	19,650	3,356
Net cash used in investing activities	(10,642)	(1,864)
Cash flows from financing activities
Proceeds from follow-on offering of common stock, net of underwriters' discounts and commissions	-	-
Payments for line of credit issuance costs	(60)	(69)
Proceeds from exercise of stock options	7	8
Proceeds from disgorgement of stockholders short-swing profits	-	1,137
Employee taxes paid related to the net share settlement of stock-based awards	-	(2,301)
Payments of deferred offering costs	-	-
Net cash used in financing activities	(53)	(1,225)
Net decrease in cash and cash equivalents	(8,218)	(3,263)
Cash and cash equivalents
Beginning of period	115,332	117,778
End of period	$ 107,114	$ 114,515

Sprout Social, Inc.
Consolidated Statements of Cash Flows (Unaudited)
(in thousands)

	Twelve Months Ended December 31,
	2021	2020
Cash flows from operating activities
Net loss	$ (28,702)	$ (31,655)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities
Depreciation of property and equipment	2,991	2,838
Amortization of line of credit issuance costs	188	215
Amortization of premium on marketable securities	736	423
Amortization of acquired intangible assets	1,043	1,394
Amortization of deferred commissions	12,175	7,702
Amortization of right-of-use operating lease asset	673	1,053
Stock-based compensation expense	21,731	11,079
Provision for accounts receivable allowances	614	2,005
Changes in operating assets and liabilities
Accounts receivable	(8,920)	(8,083)
Prepaid expenses and other current assets	3,465	(4,737)
Deferred commissions	(23,113)	(14,002)
Accounts payable and accrued expenses	8,502	6,635
Deferred revenue	25,589	13,987
Lease liabilities	(2,155)	(206)
Net cash provided by (used in) operating activities	14,817	(11,352)
Cash flows from investing activities
Purchases of property and equipment	(926)	(4,015)
Purchases of marketable securities	(109,552)	(53,143)
Proceeds from maturity of marketable securities	88,360	3,356
Net cash used in investing activities	(22,118)	(53,802)
Cash flows from financing activities
Proceeds from underwriters' purchase of over-allotment shares, related to the Company's initial public offering, net of underwriters' discounts and commissions	-	9,954
Proceeds from follow-on offering of common stock, net of underwriters' discounts and commissions	-	42,127
Payments for line of credit issuance costs	(183)	(187)
Proceeds from exercise of stock options	37	370
Proceeds from disgorgement of stockholders short-swing profits	1,664	1,137
Employee taxes paid related to the net share settlement of stock-based awards	(1,618)	(8,636)
Payments of deferred offering costs	-	(406)
Net cash (used in) provided by financing activities	(100)	44,359
Net decrease in cash and cash equivalents	(7,401)	(20,795)
Cash and cash equivalents
Beginning of period	114,515	135,310
End of period	$ 107,114	$ 114,515

The following schedule reflects our non-GAAP financial measures and reconciles our non-GAAP financial measures to the related GAAP financial measures (in thousands, except per share data):

Summary of Non-GAAP Financial Measures

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2021	2020	2021	2020

Non-GAAP gross profit	$ 40,339	$ 27,863	$ 142,133	$ 98,781
Non-GAAP operating loss	(2,569)	(3,279)	(6,359)	(20,923)
Non-GAAP net loss	(2,749)	(3,360)	(6,972)	(20,576)
Non-GAAP net loss per share	(0.05)	(0.06)	(0.13)	(0.40)
Free cash flow	$ 2,213	$ (1,973)	$ 13,891	$ (15,367)

Reconciliation of Non-GAAP Financial Measures
	Three Months Ended December 31,		Twelve Months Ended December 31,
	2021	2020	2021	2020
Reconciliation of Non-GAAP gross profit
Gross profit	$ 39,975	$ 27,731	$ 141,071	$ 98,032
Stock-based compensation expense	364	132	1,062	749
Non-GAAP gross profit	$ 40,339	$ 27,863	$ 142,133	$ 98,781
Reconciliation of Non-GAAP operating loss
Loss from operations	$ (9,720)	$ (5,795)	$ (28,089)	$ (32,002)
Stock-based compensation expense	7,151	2,516	21,730	11,079
Non-GAAP operating loss	$ (2,569)	$ (3,279)	$ (6,359)	$ (20,923)

Reconciliation of Non-GAAP net loss
Net loss and comprehensive loss	$ (9,900)	$ (5,876)	$ (28,702)	$ (31,655)
Stock-based compensation expense	7,151	2,516	21,730	11,079
Non-GAAP net loss	$ (2,749)	$ (3,360)	$ (6,972)	$ (20,576)

Reconciliation of Non-GAAP net loss per share
Net loss per share attributable to common shareholders, basic and diluted	$ (0.18)	$ (0.11)	$ (0.53)	$ (0.62)
Stock-based compensation expense	0.13	0.05	0.40	0.22
Non-GAAP net loss per share	$ (0.05)	$ (0.06)	$ (0.13)	$ (0.40)

Reconciliation of free cash flow
Net cash provided by (used in) operating activities	$ 2,477	$ (174)	$ 14,817	$ (11,352)
Purchases of property and equipment	(264)	(1,799)	(926)	(4,015)
Free cash flow	$ 2,213	$ (1,973)	$ 13,891	$ (15,367)